Exhibit 99.1
Sio Gene Therapies Inc. Announces Board Approval of Plan of Complete Liquidation and Dissolution
NEW YORK CITY, December 14, 2022 – Sio Gene Therapies Inc. (Nasdaq:SIOX) today announced that its Board of Directors has determined, after extensive and careful consideration of potential strategic alternatives, that it is in the best interests of the Company and its shareholders to dissolve the Company and liquidate its assets, including its subsidiaries.
"After evaluating the Company's strategic options, the Board of Directors unanimously concluded that it is in the best interests of the shareholders to dissolve and liquidate the Company," stated David Nassif, Chief Executive Officer. "The Board of Directors and management, together with its external advisors, devoted substantial time and effort in identifying and pursuing opportunities to enhance shareholder value; however, that process did not yield a potential transaction which the Board viewed as reasonably likely to provide greater realizable value to its shareholders than the complete dissolution and liquidation of the Company."
Plan of Liquidation and Dissolution
The Board of Directors has unanimously approved the dissolution and liquidation of the Company, subject to shareholder approval, pursuant to a Plan of Complete Liquidation and Dissolution (the “Plan of Dissolution”). The Company intends to call a special meeting of its shareholders in the first calendar quarter of 2023 to seek approval of the Plan of Dissolution and will file proxy materials relating to the special meeting with the Securities and Exchange Commission (the “SEC”) as soon as practicable.
The Plan of Dissolution contemplates an orderly wind down of the Company's business and operations. If the Company's shareholders approve the Plan of Dissolution, the Company intends to file a certificate of dissolution, delist its shares of common stock from The Nasdaq Capital Market, satisfy or resolve its remaining liabilities and obligations, including but not limited to contingent liabilities and claims and costs associated with the dissolution and liquidation, make reasonable provisions for unknown claims and liabilities, attempt to convert all of its remaining assets into cash or cash equivalents, and make distributions to its shareholders of remaining cash available for distribution based upon their proportionate ownership at the time of the filing of the certificate of dissolution, subject to applicable legal requirements. Upon the filing of the certificate of dissolution, the Company intends to cease trading in its common stock, close its stock transfer books and discontinue recording transfers of shares of its capital stock, in accordance with applicable law.
The Company will establish a reserve, which will be used to pay all expenses (including operating expenses up until the filing of the certificate of dissolution) and other known, non-contingent liabilities and obligations, and will include reasonable provision for future expenses of liquidation and contingent and unknown liabilities as required by Delaware law. Based on this estimated reserve, the Company will subsequently make liquidating distributions to shareholders as soon as practicable following the filing of the certificate of dissolution. The Company will provide an estimate of such amounts in the proxy materials to be filed with the SEC. The amount actually distributable to shareholders, however, may vary substantially from any estimate provided by the Company based on a number of factors.
IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT
In connection with the proposed Plan of Dissolution, the Company intends to file with the SEC a proxy statement and other relevant materials. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PLAN OF DISSOLUTION AND RELATED MATTERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT SIO GENE THERAPIES, INC., THE PLAN OF DISSOLUTION AND RELATED MATTERS. Shareholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC's website at http://www.sec.gov or on the "Investors" section of Sio’s website at www.siogtx.com.
Participants in the Solicitation
Sio and its executive officers and directors may be deemed to be participants in the solicitation of proxies from its shareholders with respect to the proposed Plan of Dissolution and related matters.  And any other matters to be voted on at the special meeting of shareholders. Information regarding the names, affiliations and interests of such directors and executive officers will be included in the proxy statement (when available). Additional information regarding such directors and executive officers is included in Sio’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which was filed with the SEC on June 14, 2022.
Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Sio’s shareholders in connection with the Plan of Dissolution and related matters and any other matters to be voted upon at the special meeting will be set forth in the proxy statement (when available). These documents are available free of charge as described in the preceding section.

Cautionary Statement About Forward-Looking Statements
This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "expect," "estimate," "may" and other similar expressions are intended to identify forward-looking statements. For example, all statements Sio makes regarding the proposed dissolution pursuant to the Plan of Dissolution, timing of filing of the certificate of dissolution and holding a special shareholder meeting to approve the Plan of Dissolution, the amount and timing of liquidating distributions, if any, in connection with the dissolution, the amount of planned reserves, and similar statements are forward-looking. All forward-looking statements are based on estimates and assumptions by Sio’s management that, although Sio believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Sio expected. Such risks and uncertainties include, among others, the availability, timing and amount of liquidating distributions; the amounts that will need to be set aside by Sio; the adequacy of such reserves to satisfy Sio’s obligations; potential unknown contingencies or liabilities, including tax claims, and Sio’s ability to favorably resolve them or at all; the amount of proceeds that might be realized from the sale or other disposition of any remaining assets; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by Sio of expenses relating to the dissolution; the ability of the board of directors to abandon, modify or delay implementation of the Plan of Dissolution, even after shareholder approval; and the uncertain macroeconomic environment. These statements are also subject to a number of material risks and uncertainties that are described in Sio’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 10, 2022, as updated by its subsequent filings with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Sio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Contacts:
Media, Investors and Analysts
David W. Nassif
Sio Gene Therapies Inc.
Chief Executive Officer and Chief Financial Officer
david.nassif@siogtx.com